EXHIBIT 99.1

Tuesday January 25, 10:13 am Eastern Time

Company Press Release

RSL Communications Purchases and Builds Broadband Network Capacity

- Pan-European network interconnects 10 cities in 9 countries and four domestic networks HAMILTON, Bermuda and NEW YORK--(BUSINESS WIRE)--Jan. 25, 2000--

- Accelerates implementation of advanced data services to growing customer base

- Continues to expect normalized 4Q99 EBITDA of $4 to $6 million exclusive of deltathree.com

RSL Communications, Ltd. (Nasdaq: RSLC - news) today announced that it is expanding its European network to include a redundant, ring-configured 2.5 gigabit per second SDH network connecting 10 European RSL COM international switching centers in nine countries.

RSL COM has one of the largest Pan-European communications operations with over 500,000 customers and a revenue run rate of over $750 million in Europe. In order to support the current and future needs of the business, RSL COM is investing in building a state-of-the-art network to meet the ever-increasing needs of its customers for data and Internet services. The new intra-European broadband network can handle more than 32,000 simultaneous phone calls or an equivalent amount of data. The system can be connected to additional switching centers and can be upgraded to 10 gigabits per second as needed. The new network will replace more expensive, short-term leases for lower capacity circuits, will maximize RSL COM's least cost routing efficiency, and will easily handle the growing number of minutes of traffic on RSL COM's European network, which increased by more than 300 percent from 1998 to 1999.

"RSL COM's business in Europe is growing quickly. It now accounts for almost two thirds of our customer base and more than half of our revenue," said Donald R. Shassian, Chief Operating Officer of RSL Communications, Ltd. "The purchase of this broadband capacity will accelerate our rollout of RSL COM's Internet and managed data services on a global basis." RSL COM Internet and managed data services already include a range of end user Internet access, wholesale Internet access, web hosting, web design and application services, frame relay, remote access and other value-added services available from an increasing number of RSL COM countries around the world.

The new network will connect ten major cities: Vienna, Austria; Brussels, Belgium; Paris, France; Frankfurt, Germany, Milan, Italy; Amsterdam, Netherlands; Barcelona and Madrid, Spain; Zurich, Switzerland; and London, United Kingdom. In addition, RSL COM's expanding domestic networks in France, Germany, Spain and the United Kingdom will also be connected. RSL COM Finland and RSL COM Scandinavia are already connected through broadband capacity to company switching centers in Frankfurt and London.

"We expect that implementing the intra-European broadband network will improve margins this year by substituting owned capacity for short term leases and carrying more traffic on our network," said Donald R. Shassian.

While the Company is just beginning the process of compiling and auditing year-end results, it continues to expect that fourth quarter 1999 EBITDA(a) (exclusive of the results of its 68.7% owned subsidiary, deltathree.com, and non-cash compensation expense) to be in the range of $4 to $6 million. As previously announced, deltathree.com completed its initial public offering during the fourth quarter of 1999 and has begun a rapid expansion of its business. Because deltathree.com expects to continue to finance itself independently from RSL COM, the Company's results should be viewed independently from the results of deltathree.com. RSL COM expects to announce its year-end results on March 2, 2000.

RSL Communications, Ltd., is a global integrated communications provider with operations on five continents in 21 countries that account for 75 percent of the world's telecommunications traffic. The company provides a broad array of voice, data, Internet and other value added services for businesses, consumers and other carriers worldwide. deltathree.com (Nasdaq: DDDC - news), a subsidiary of the company, is a global provider of IP telephony services and other enhanced, web-based communications services to individuals and businesses worldwide with 45 points of presence in 29 countries. RSL COM is headquartered in Hamilton, Bermuda with executive offices in New York City. The web address is http://www.rslcom.com.

This release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. Factors which may affect actual results ("Cautionary Statements") include, but are not limited to, the Company's entering into newly opened markets, the integration of acquisitions and new operations, substantial capital requirements, general economic factors, the impact of rapid industry changes, increased competition, pricing pressures, government regulation, the availability of transmission facilities, reliance on sophisticated information systems, risks associated with year 2000 compliance, devaluation and currency risks, as well as other risks referenced from time to time in the Company's filings with the Securities and Exchange Commission. For a detailed discussion of these and other Cautionary Statements, please refer to the Company's filings with the SEC, including in the first paragraph of the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the Company's Form 10-K for the fiscal year ended December 31,1998 and in the "Risk Factors" section of the Company's registration statement on Form S-4 filed with the Securities and Exchange Commission in November 1999. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by such Cautionary Statements. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. (a) earnings before interest, taxes, depreciation and amortization, on a normalized basis excluding non-cash compensation expense and special charge.

====================
Contact:
     RSL Communications, Ltd.
     Alan Garratt, 212/891-7450
     Fax: 212/317-0060
     e-mail: agarratt@rslcom.com